Exhibit 5.1

June 15, 2015

Newmont Mining Corporation

6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111

Re: Newmont Mining Corporation 29,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Newmont Mining Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Prospectus Supplement, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), on June 11, 2015, related to the issuance and sale by the Company of an aggregate of 29,000,000 shares of common stock (the “Shares”) of the Company, par value $1.60 per share (the “Prospectus Supplement” and together with the Company’s Prospectus, filed with the Commission on September 18, 2012, forming part of the Company’s Registration Statement on Form S-3ASR (File No. 333-183964) (the “Registration Statement”) under the Act, filed with the Commission on September 18, 2012 (the “Base Prospectus”), the “Prospectus”), and in accordance with the Underwriting Agreement, dated June 9, 2015 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (the “Underwriters”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Prospectus Supplement; (iv) a specimen certificate representing the Shares; (v) the Underwriting Agreement; (vi) the Certificate of Incorporation of the Company, restated as of October 28, 2009, filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-3, filed with the Commission on December 14, 2011; (vii) the By-laws of the Company as amended and restated effective December 8, 2010, filed as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on December 10, 2010; (viii) the resolutions adopted by the Company’s board of directors (the “Board”) on June 4, 2015 and the pricing committee of the Board on June 9, 2015 and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material

Newmont Mining Corporation

June 15, 2015

to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public officials and officers and representatives of the Company, documents furnished to us by the Company and representations of the Company without independent verification of their accuracy.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and subject to compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on June 15, 2015 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

LMS: DMJ: EG: RK